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                                                                   EXHIBIT 23(i)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in Post Effective Amendment No. 1 to this Registration Statement under the Securities Act of 1933 on Form S-1 (File No. 333-6011) in Part II of the Registration Statement of (i) our report dated February 23, 1996, except for the information in Note 1 - "Basis of Presentation," for which the date is February 25, 1997, on our audit of the financial statements of North American Security Life Insurance Company and (ii) our report dated February 23, 1996, on our audit of the financial statements of NASL Variable Account. We also consent to the reference to our firm under the caption "Independent Auditors."



Boston, Massachusetts
October 7, 1997